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                                                                   Exhibit 11(c)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Statements" and to the use of our report on the financial statements of AMR Investment Services Trust--International Equity Portfolio dated December 19, 1997 in the Registration Statement (Form N-1A) of INTRUST funds Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 3 to the Registration Statement under the Securities Act of 1933 (File No. 333-447) and this Amendment No. 6 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-7505).

                                           ERNST & YOUNG LLP

Dallas, Texas
February 24, 1998